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NEW ENGLAND POWER SERVICE COMPANY
Statement of Income
Twelve Months Ended December 31, 1999
(Unaudited)

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                         (In Thousands)
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Income:
     Services rendered to associated companies     $206,728
     Services rendered to nonassociated companies     183
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          Total income      206,911
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Expenses:
     Salaries and wages          90,418
     General and administrative expenses     108,069
     Taxes, other than income taxes     5,706
     Income taxes               541
     Interest expense             338
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          Total expenses      205,072
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Net income                    $  1,839
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Statement of Retained Earnings


Retained earnings at beginning of period     $  1,839
Net income                    1,839
Dividends declared on common stock      (1,839)
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Retained earnings at end of period     $  1,839
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